Exhibit 10.5

Stock Purchase Agreement, among Interplai, Inc. and the Registrant, dated as of August 30, 2021

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is among Interplai, Inc., a Delaware corporation (the “Company”); the purchaser that is a signatory hereto (the “Investor”); the holders of the Company’s SAFE contracts that are signatories hereto and listed on Schedule 1 (the “SAFE Holders”); and the additional shareholders of the Company who are signatories hereto and listed on Schedule 2 (the “Shareholders”).

The parties agree as follows:

A. Sale of the Series A Preferred Stock.

1. Purchase and Sale. The Company has agreed to sell and the Investor has agreed to buy shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) in the amount and at the price per share shown on the signature page of this Agreement. The shares are to be purchased at four closings (each, a “Closing”). The first closing is occurring simultaneously with the execution and delivery of this Agreement (the “First Closing”). The second Closing shall occur on or before October 1, 2021, the third Closing shall occur on or before January 3, 2022, and the fourth Closing shall occur on or before April 1, 2022. At each closing, subject to fulfillment of the conditions to closing contained herein, the Company will sell and the Investor will purchase one-fourth of the aggregate number of Preferred Shares (as defined below) indicated on the signature page as being purchased by the Investor.

2. Closing Actions and Deliveries. At each Closing, the Investor will wire in immediately available funds to the Company the purchase price for the Preferred Shares being purchased, and the Company will deliver to the Investor the Shares to be purchased at such closing (or evidence of ownership acceptable to the Investor). The documents to be delivered at the First Closing (the “Transaction Documents”) are listed in the closing agenda (the “Closing Agenda”) attached as Schedule 3, such documents having been reviewed and approved by the parties hereto. The form of the amendment to the Company’s corporate charter to be in effect at the first Closing is attached as Schedule 4 (the “Restated Certificate”). It is a condition to the obligations of the Investor to purchase Shares at the First Closing that no material adverse change in the business or financial condition of the Company has occurred since January 1, 2021; and it is a condition to the obligation of the Investor to purchase Preferred Shares at the subsequent closings that there has not been a material adverse change in the business or financial condition of the Company since the immediately preceding closing, and separately, that the Company’s representations and warranties being made at the First Closing, as modified by the Disclosure Schedule (which may be updated, as applicable, prior to each Closing), shall be true and correct in all material respects at each such subsequent Closing. It is a condition to the obligations of the Investor to purchase Shares at the First Closing that all outstanding convertible securities and other stock purchase rights (including all SAFE rights) shall be converted into shares of Series A Preferred. The shares of Series A Preferred issued pursuant to this Agreement to the Investor and to the SAFE Holders are collectively referred to as the “Preferred Shares.” The shares of capital stock of the Company are collectively referred to as the “Shares”.

3. Conversion of Convertible Securities. The Company previously issued convertible securities in the form of SAFEs (each, a “Convertible Security” and collectively, the “Convertible Securities”) to the SAFE Holders. Notwithstanding any provision contained in the Convertible Securities and subject to the terms and conditions set forth in this Agreement, each SAFE Holder hereby acknowledges and agrees that (i) at the First Closing, all issued and outstanding Convertible Securities held by such SAFE Holder will convert into that number of Preferred Shares and at the price per share as set forth opposite such SAFE Holder’s name on Schedule 1, (ii) other than such Preferred Shares set forth opposite such SAFE Holder’s name on Schedule 1, such SAFE Holder hereby waives any rights under such Convertible Securities to receive or purchase any other securities of the Company in connection with the conversion of such Convertible Securities, (iii) upon such conversion at the consummation of the First Closing, the Company will be forever released from any and all of its obligations and liabilities under the applicable Convertible Security, (iv) such Convertible Securities shall be, effective upon the First Closing, terminated, cancelled and deemed satisfied in full without any further action by such SAFE Holder, (v) no fractional shares shall be issued upon conversion of any Convertible Security and the right to receive cash in lieu of any fractional share shall be waived, and (vi) each SAFE Holder hereby waives in connection with such conversion any notices required by the terms of such Convertible Securities. Such SAFE Holder hereby represents and warrants that such SAFE Holder has good and marketable title to such Convertible Securities, and has not transferred, pledged or otherwise disposed of any interest in the Convertible Securities (whether arising by contract, by operation of law or otherwise).

4. Capitalization Table. Attached as Schedule 5 is an equity capitalization table for the Company (the “Cap Table”) as of immediately after the First Closing. Set forth on the Cap Table is a complete list of all holders of shares of common stock (the “Common Stock”), Preferred Shares, warrants, options, convertible notes and other equity securities of the Company outstanding immediately after the First Closing.

B. Representations of the Company. The Company hereby represents and warrants that the following representations are complete and correct except as set forth in the disclosure schedule (the “Disclosure Schedule”) attached hereto as Schedule 6, which references the sections of this Agreement to which the disclosure it applicable.

1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all required corporate power and authority to execute and perform this Agreement and the Transaction Documents.

2. Validity; Non-Contravention.

(a) Validity. The Company has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Company, will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Non-Contravention. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution, delivery and performance of the Transaction Documents in accordance with the terms thereof, a charter amendment having been filed prior to the First Closing. The Company is not in violation of, and the execution and performance of the Transaction Documents will not conflict with or result in any default or event of default under, any agreement, instrument, judgment, order, statute or government regulation applicable to the Company.

3. Capitalization. All of the outstanding equity securities of the Company as of immediately after the First Closing are correctly set forth on the Cap Table, and except as set forth in this Agreement, there is no other right of any nature, direct or indirect, contingent or otherwise to acquire securities of the Company, including without limitation any promise of equity to actual or prospective employees or service providers to the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except (i) as set forth in the Restated Certificate and (ii) for the purchase of unvested Common Stock at cost from terminated employees. Except as set forth in this Agreement, no person or entity is entitled to: (i) any preemptive, right of first refusal or similar right with respect to the issuance of any equity securities of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the “Securities Act”).

4. Newly Organized Corporation. The Company is recently organized, has no material liabilities and is not a party to any material agreements, except as set forth in the Disclosure Schedule, and has not entered into, or committed to enter into, any material agreements or arrangements (except for the Transaction Documents). Total gross investment proceeds received by the Company since its organization cumulatively total $75,000.

5. Material Contracts. All of the Company’s agreements and other contractual arrangements in effect as of the date of this agreement involving more than $25,000 or are otherwise material are as set forth in the Disclosure Schedule (the “Material Contracts”). To the Company’s knowledge, no party is in default under any of the Material Contracts.

6. Intellectual Property.

(a) Generally. To the Company’s knowledge, the Company owns or is licensed to use all material patents, copyrights, trade secrets and other intellectual property rights necessary for the business of the Company as presently conducted or as proposed in writing to be conducted. There are no actual or written proposals for licenses with respect to the Company’s intellectual property. The Company is not bound by or a party to any options or agreements with respect to any licenses to the Company’s intellectual property. The Company has not received any written communication alleging that the Company has violated any of the intellectual property of any other person or entity, and the Company knows of no threats with respect thereto.

(b) Confidentiality and Invention Assignment. Each technical and managerial employee of the Company has executed a customary confidentiality, assignment of inventions agreement for the benefit of the Company, a copy of each of which has been furnished to counsel for the Investor. To the Company’s knowledge, no party thereto is in violation of any such agreement.

(c) No Violation of Other Agreements. To the Company’s knowledge, no current or former employee or consultant of the Company has used or expects to use any intellectual property, including trade secrets or other confidential information, of any other person in the course of their work for the Company, and the activities of the Company’s employees and consultants on behalf of the Company do not violate and are not expected to violate any agreements or arrangements known to the Company which any such employees or consultants have with former employers or any other person to whom such employees or consultants may have rendered services.

7. Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or with respect to the Transaction Documents, or against any officer or key employee of the Company that relates to the Company’s proposed business. To the Company’s knowledge, there has not occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

8. Securities Act Registration. Assuming that the representations and warranties of the Investor contained herein are true, and subject to filings pursuant to applicable securities laws, which will be made in a timely manner, it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by this agreement to register the Shares under the Securities Act or under applicable state laws regulating the issuance or sale of securities.

9. Information Supplied to Investors. No document furnished to the Investors by the Company intentionally contains any untrue statement of a material fact or intentionally omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

C. Representations of Each Key Person. Mark Crawford and Eddy Chiang (each, a “Key Person”), severally and not jointly, represents to the Investor that, to his actual knowledge, that (i) the representations and warranties of the Company contained in Sections 2.3, 2.6 and 2.7 (as modified by the Disclosure Schedule) are correct and complete in all material respects and (ii) he is not in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement or any other contract or agreement or any restrictive covenant to which he individually is a party relating to his right to be employed full-time by the Company or relating to the Company’s use of trade secrets, proprietary information or intellectual property rights of others.

D. Representations and Covenants of the Investor. Each Investor and SAFE Holder (a “Purchaser”) hereby represents and warrants to the Company, severally and not jointly, that:

1. Securities Laws Representations. The Purchaser represents and warrants to the Company that it: (i) is an “accredited investor” as such term is defined in Regulation D under the Securities Act of; (ii) is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in contravention of the Securities Act; (iii) understands that this investment is speculative and involves a high degree of risk of loss of the entire investment, and there are substantial restrictions on the transferability of, and there will be no public market for, the Shares; (iv) is able to bear the economic risk of this investment and to hold the Shares for an indefinite period of time; has made other so-called “angel investments” in other private technology-based companies; and (v) its representatives have been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of transaction contemplated by this Agreement, and to obtain any additional information requested.

2. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in Section 4 of this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that this offering is not intended to be part of the public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

3. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

4. Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page.

E. Covenants of the Company.

1. Pre-Emptive Rights.

(a) Grant of Right. The Company hereby grants to the Investor the right to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to sell and issue after the date of this agreement. “Pro Rata Share” means a percentage equal to (x) the number of shares held by the Investor and its affiliates (on an as converted to Common Stock basis) divided by (y) all outstanding shares of common stock of the Company (including all convertible securities on an as-converted basis, it being understood that shares reserved for issuance are not included). “New Securities” means any equity securities (including Common Stock and/or preferred stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such equity securities being issued by the Company for the purpose of financing its business; provided that the term “New Securities” does not include; (i) securities issued in exchange for services rendered to the Company; (ii) securities subject to vesting provisions issued as incentives to employees, consultants, directors and advisors to the Company to remain in service to the Company; (iii) securities issuable upon conversion or exercise of other securities; (iv) securities issued to a bank in connection with a loan facility, and (v) securities issued with the unanimous approval of the Board of Directors and which resolutions state such securities shall not be deemed “New Securities”.

(b) Procedures. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention to do so, describing the type of New Securities, and their price and terms in reasonable detail. Such notice shall be given in accordance with procedures established by the Board of Directors in each such instance. If determined to be necessary by the Board of Directors, New Securities may be offered promptly to the Investor in the amount required after the completion of the initial issuance of the New Securities.

2. Additional Covenants of the Company. Except to the extent the following covenants and provisions of this Section 5.2 are waived in any instance by the Board of Directors, which approval must include the affirmative vote or consent of a majority of the Directors, including a Series A Director (as defined below), the Company agrees as follows:

(a) Basic Information. The Company will furnish the following reports to the Investor as soon as practicable after the end of each fiscal quarter of the Company: (i) an unaudited summary balance sheet and summary statement of cash flows of the Company for the quarterly period then ended, such financial statements to be prepared in summary form in good faith and need not conform to generally accepted accounting principles; (ii) an updated equity capitalization table; and (iii) a general business update. In addition, prior to the commencement of each quarter, the Company will provide the Investor with its proposed budget for the succeeding quarter.

(b) Information Rights. The Company hereby grants the Investor a right of access to the Company’s facilities and personnel during normal business hours and with reasonable advance notice, and agrees that the Investor will be furnished any information about the Company that is requested by it that is relevant to its ownership of the Company’s securities, provided that the Investor shall have executed a confidentiality agreement furnished by the Company prior to the receipt of any confidential information. The foregoing shall not require the Company to furnish any information that is a trade secret or classified (other than a general description thereof), and shall not require the Company to furnish any information to a person believed to be associated with a competitor of the Company.

(c) IP and Agreements with Affiliates. The Company will enter into a confidential information and invention assignment agreement with each new technical and managerial employee or consultant, as well as a non-competition agreement (if and where enforceable by applicable law) prohibiting competition with the Company for a period ending one year after termination of employment with the Company for any reason. The Company will not enter into any agreements with its related persons and affiliates (as defined in Nasdaq regulations) without the prior unanimous approval of the Board of Directors.

(d) Board of Directors. The Company, the Investor, each SAFE Holder and each Shareholder at all times vote all shares then-held by such party and take any other necessary actions to cause its Board of Directors to consist of five seats, and to elect and keep in office the following persons:

(i) the Company’s chief executive officer, initially, Mark Crawford;

(ii) the Company’s chief operating officer, initially Eddy Chiang;

(iii) two representatives of the Investor (the “Series A Directors”), initially David Solomont and Thomas Shane, and;

(iv) an independent director with industry and/or startup experience who is acceptable to the other directors, initially Corey Clothier.

Notwithstanding the foregoing, if the Investor has not purchased an aggregate of $1.5 million of Preferred Shares (including all Shares purchased at the First Closing and any closings thereafter) on or prior to January 10, 2022, then (i) the Investor shall cause 1 of the Series A Directors to immediately resign or be removed from the Board of Directors, (ii) the size of the Board of Directors shall be reduced to four seats, and (iii) the Investor shall thereafter be entitled to elect and keep in office just one (1) Series A Director. Each party agrees to vote all shares then-held by such party and take any other necessary actions to effect the foregoing.

The Company will reimburse the non-employee directors for all reasonable expenses they incur in fulfilling Board duties. Any Board committees will have at least one Series A Director as one of its members. In addition, the Company will obtain and have in effect directors and officers insurance in form and amount acceptable to the Investor.

(e) Special Board Meetings. The Company will convene one or more special meetings of the Board of Directors at any time reasonably requested by the Investor, but not more than once each calendar quarter.

(f) Dealings with Affiliates. The Company will not enter into any transaction, including, without limitation, any loans, leases, extension of credit or royalty agreements with any employee, officer or director of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such persons.

(g) Registration Rights. In the event that the Company grants to any future investors “registration rights” relating to the registration of shares under the Securities Act of 1933, it will grant equivalent rights to the Investor, either pursuant to the agreement executed for the benefit of such new investors or a separate agreement. In addition, in the event the Company begins preparation for an initial public offering and no such registration rights agreement has been entered into, the Company will enter into a customary registration rights agreement with the Investor granting piggy-back and shelf registration rights.

(h) Commercial Relationship. Prior to the first sale of any product by the Company, the parties will negotiate in good faith a “most favored nation” supply agreement with the Investor governing the supply of the Company’s products, including (i) vehicle routing optimization for Investor’s vehicles; (ii) an autonomous driving system for on-road operation of Investor’s vehicles; and (iii) integration of delivery robots and handling system into the Investor’s vehicles.

(i) Equity Grants. All grants of options and other securities to employees and other persons intended to be retention incentives will provide that the first vesting date of each grant will be on the first anniversary of the grant. Vesting for this purpose means termination of forfeiture provisions upon termination of service. Any additional issuances of equity securities to a Shareholder must be unanimously approved by the Board of Directors.

(j) Termination of Covenants. The rights established by Sections 5.1 and 5.2 shall terminate upon the earliest of: (i) immediately prior to the closing of an firm commitment underwritten initial public offering by the Company of its Common Stock with a concurrent registration on a national securities exchange; or (ii) a sale of the Company triggering the Investor’s liquidation preference in the Company’s corporate charter or (iii) as permitted by the unanimous vote or written consent of the Company’s Board of Directors.

F. Transfers of Shares.

1. Restrictions on Transfer. Each Stockholder agrees not to sell, assign, transfer, pledge or otherwise dispose of any shares of Common Stock without the consent of the Board of Directors of the Company, except for a transfer not involving a change in beneficial ownership. The provisions of this Section 6.1 shall terminate at the same time that the Company’s covenants in Section 5 terminate. Each certificate or other evidence of ownership of such shares of Common Stock shall indicate that the Shares represented thereby are subject to regarding these restrictions and securities laws restrictions.

2. Right of First Refusal and Co-Sale.

(a) Sales to Third Parties. If at any time during the term of this Agreement a Key Person (each, a “Selling Stockholder”) desires to sell for cash all or any part of the shares of capital stock of the Company beneficially owned by him (the “Subject Shares”), such Selling Stockholder shall first notify the Company of all material terms of such proposed sale and the identity of the proposed transferee. The Company shall have the first right, and the Investor the second right, to purchase on the specified terms all but not less than all of the Subject Shares in accordance with procedures promptly to be specified by the Company with notice to the Selling Stockholder and the Investor. If the Company does not wish to purchase all of the Subject Shares, the Investor shall have the right to do so in accordance with the procedures specified by the Company. If all of the Subject Shares are not so purchased, the Selling Stockholder may sell to the originally named proposed transferee the Subject Shares, but only at the same or greater price and upon other terms and conditions, if any, not more favorable to the transferee than those originally specified by the Selling Stockholder. The Company shall specify a time period not less than 30 days during which such sale may take place. The third party purchaser shall not be subject to the same sale restrictions as the Selling Stockholder.

(b) Investor’s Co-Sale Right. If a Selling Stockholder proposes to transfer Subject Shares pursuant to subparagraph (a), the Investor shall have the right to sell to the originally specified proposed transferee, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Stockholder its Pro Rata Share of the total number of shares being sold.

(c) Certain Exceptions. The restrictions set forth in Sections 6.1 and 6.2 shall not apply to any of the following transfers (i) any transfers of Subject Shares by a Selling Stockholder to Selling Stockholder’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Selling Stockholder, or to a trust or trusts for the exclusive benefit of Selling Stockholder or those members of Selling Stockholder’s family specified in this clause (i), or transfers of Subject Shares by Selling Stockholder by devise or descent; (ii) with respect to each Selling Stockholder, up to an aggregate of five percent (5%) of the Subject Shares held by such Selling Stockholder as of the date of this Agreement; or (iii) any repurchase of Subject Shares by the Company.

(d) Termination of Covenants and Restrictions. The rights and restrictions established by Sections 4 and 5 and shall terminate at such time as the Investor no longer beneficially owns at least 50% of the Shares purchased by the Investor pursuant to this Agreement (the “Requisite Shares”).

G. Miscellaneous.

1. Amendment. Except as expressly provided herein, neither this agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this agreement and signed by (i) the Company, (ii) the Investor, and (iii) SAFE Holders and the Shareholders holding a majority of the Shares then-held by such persons; provided that investors purchasing Shares in a closing after the last scheduled Closing may become parties to this Agreement by an instrument signed by the Company in a form approved by the Investor and the Board of Directors.

2. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be transmitted by email or otherwise delivered by hand or by messenger addressed:

●	if to the Investor, a SAFE Holder or the Shareholders, at such party’s email address as shown in the Company’s records, as may be updated by such party by notice to the Company; and

●	if to the Company, to the Company’s chief executive officer at his or her email address as shown in the Company’s records.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Investor agrees that such notice may be given by email as provided above.

3. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

4. Expenses. The Company shall pay all legal and administrative costs of this transaction at the first Closing and each subsequent Closing, including the reasonable fees and expenses of counsel to the Investor, up to an aggregate maximum of $10,000.

5. Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6. Execution and Electronic Delivery. An executed copy of this agreement may be delivered by fax or email attachment. An original signed copy shall not be necessary for any purpose.

7. Brokers. The Company and the Investors each represent and warrant to the other that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

8. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

9. Market Stand-Off Agreement. If requested by the underwriters of the Company, each party shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such party immediately prior to the effective date of the registration statement for such offering (other than those included in the registration) during the period from the filing of the registration statement for the Company’s Initial Public Offering filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that (A) all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements and (B) any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to the holders of registrable securities, pro rata, based on the number of shares held. The obligations described in this Section 7.9) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with an appropriate legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each party agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 7.9.

(Signature page(s) immediately follow.)

Signature Page to Interplai, Inc.
Stock Purchase Agreement

The Company, the Investor, the SAFE Holders and the Shareholder hereby execute this Stock Purchase Agreement as of the date set forth immediately below.

Dated: August 30, 2021

INVESTOR:

$1,999,999.86 ($499,999.73 at each of the First, Second and Third Closings; $500,000.67 at the Fourth Closing)	Ev Transportation Services, Inc.
Aggregate dollar amount being purchased↑ $0.4693	Investor’s name↑
Per Share purchase price↑

Investor’s signature↑
4,261,666 (1,065,416 at each of the First, Second and Third Closings; 1,065,418 at the Fourth Closing)
Aggregate number of Shares being purchased↑	Name and Title of signatory, if Investor is an entity↑

INTERPLAI, INC.	Address of Investor↓

By:

Email address:

Signature Page to Interplai, Inc.
Stock Purchase Agreement

The Company, the Investor, the SAFE Holders and the Shareholder hereby execute this Stock Purchase Agreement as of the date set forth immediately below.

Dated: August 30, 2021

SAFE HOLDERS:

Mark Crawford

Jonathan David

STOCKHOLDERS:

Mark Crawford

Eddy Chiang